SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                     Date of report (date of earliest event
                                   reported):
                                February 27, 2003


                       Daisytek International Corporation
               (Exact Name of Registrant as Specified in Charter)


     Delaware                         0-25400              75-2421746
--------------------                -----------            -----------------
  (State or other                   (Commission            (I.R.S. Employer
  jurisdiction of                   File Number)           Identification No.)
   incorporation)

                    1025 Central Expressway South, Suite 200
                               Allen, Texas 75013
          (Address of Principal Executive Offices, including zip code)


                                 (972) 881-4700
              (Registrant's Telephone Number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   OTHER EVENTS

               On February 27, 2003, Daisytek International Corporation (the "Company") issued a press release filed herewith as Exhibit 99.1, regarding earnings guidance for the fourth quarter fiscal year 2003 and for fiscal year 2004; information on the Company's plans for working capital and profitability improvements; and an update on the Company's capital-raising activities.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial statements of business acquired

               Not  applicable

          (b)  Pro forma financial information

               Not  applicable

          (c)  Exhibits

               99.1 Press Release dated February 27, 2003.

                                                                    Exhibit 99.1


( BW)(TX-DAISYTEK)(DZTK) Daisytek Provides Earnings Guidance; FY 2004 EPS Estimated $0.70 to $0.75

    Business Editors/High-Tech Writers

    ALLEN, Texas--(BUSINESS WIRE)--Feb. 27, 2003--

               Company Targets Immediate Working Capital
                 Improvements and Profitability Gains

    Daisytek International Corporation (Nasdaq: DZTK) today provided estimated fourth-quarter fiscal year 2003 results and initial earnings guidance for fiscal year 2004. The company also provided information on its plans for working capital improvements and profitability gains and an update on its capital-raising activities. Daisytek is a Fortune 1000 global distributor of computer supplies, office products and accessories with projected annual revenues approaching $2 billion.
    Jim Powell, Daisytek's president and CEO, reiterated the company's near-term focus announced Feb. 12. "Daisytek will control its growth in the near term as we eliminate lower-margin or nonstrategic activities and focus on the channels, products and customers that are most accretive to our business. Over time, the slower growth will be offset by increased top-line results relating to our two growth initiatives - expanding the office products business and improving results at ISA, our European operation. The narrower focus will enable us to pursue working capital and profitability improvements worldwide," he said.
    The company estimates fourth-quarter fiscal year 2003 revenue of $465 million to $475 million with diluted earnings per share of $0.06 to $0.07, excluding any impact from the company's adoption of Emerging Issues Task Force Issue No. 02-16. Reported third-quarter fiscal year 2003 diluted earnings per share were $0.05, after restructuring charges of $0.09. Fiscal year 2004 revenues are targeted to be $1.9 billion to $2.0 billion with diluted earnings per share of $0.70 to $0.75.

    Transitional Activities Come to a Close in the Fourth Quarter

    Over the past few quarters, Daisytek has been in a transition period, preparing to launch its office products initiative and completing a restructuring plan that includes two new regional distribution centers in Bakersfield, Calif., and Albany, N.Y., and the reconfiguration of the company's superhub in Memphis, Tenn. As its restructuring activities conclude, the company expects the following improvements:

    -- Elimination of redundant costs in the new Bakersfield, Calif., and Albany, N.Y., distribution centers

    -- Elimination of redundant costs in the Memphis, Tenn., superhub, which continues to operate parallel warehouse management systems and duplicate inventory to ensure superior service levels during the transition period

    -- Savings from the ability to convert freight from air to more cost-effective ground transportation

    "We successfully launched our office products initiative and began utilizing our regional distribution network on Jan. 2 and will continue throughout the fourth quarter to eliminate redundant costs related to the restructuring. The Memphis superhub is still operating with a parallel environment, but the new warehouse management system is performing well and we anticipate eliminating the duplication by the end of March," said Powell.
    "While we will no longer break out costs related to the new warehouses as a nonrecurring charge, our new warehouses are today only partially utilized. To offset the costs of maintaining this leveragable network while we ramp up our office products initiative, our aim is to reduce our operating costs by $5 million to $6 million annually. The cost savings include elimination of the redundant Memphis infrastructure, continued conversion of air transportation to ground, elimination of certain projects and activities, and tighter cost controls. By the end of the fourth quarter, we are targeting to have converted approximately 30% of our freight to ground. In addition, the growth of office products will have a favorable impact on the profitability of our product mix."

    Working Capital and Profitability Improvements

    Plans to improve working capital and profitability include the following:

    --  Controlled growth for lower-margin computer supplies business

    --  Continued ramp-up of higher-margin office products business

    --  Ongoing, focused accounts receivable management

    --  Targeted worldwide inventory reduction

    --  Sale or closure of certain businesses

    --  Aggressive review of each customer's profitability

    -- Careful management of product mix, including elimination of slow-moving products and aggressive sales focus on higher-margin products (such as compatibles)

    --  Use of technology to control pricing for each transaction

    --  Conversion from air transportation to lower-cost ground

    --  Immediate SG&A improvements

    Daisytek has targeted working capital improvements of $20-$25 million, with an additional $10-$15 million of cash expected to be freed up from the sale or closure of certain nonstrategic or lower-margin businesses. "Last quarter, our U.S. team delivered solid improvements in accounts receivable metrics, with a days sales outstanding of 38.5 days. We plan to use our U.S. team's best practices in our other businesses to improve worldwide days sales outstanding," said Powell. "Another top priority is to generate significant working capital improvements through better inventory management."
    By the end of fiscal year 2004, Daisytek has targeted to achieve an EBIT percentage of 3%, excluding ISA, and an EBIT percentage of 1.5% for the ISA business.
    Minimum profitability parameters for customers have been set. The company will work with customers to ensure that they meet the profitability criteria. All aspects of customer programs, including free freight, rebates, cash discounts and cooperative advertising, are under review.
    The company is also in the process of reviewing the profitability of each vendor. Daisytek will focus on the sale of its most profitable products. The company's office products initiative will play an important role, as traditional office products have higher margins than computer supplies. Daisytek is also finalizing global plans to introduce high-quality compatible computer supplies products, which typically earn profits of five times higher than that of original equipment manufacturer products.
    As an example of its profitability initiative, Daisytek has recently raised wholesale prices for customers who order primarily Hewlett Packard (HP) products. The targeted increase will apply to those resellers whose business is predominantly HP toner and ink supplies. When purchased in isolation, these products have provided unacceptably low margins to Daisytek. Powell emphasizes that Daisytek will continue its strong partnership with HP. "HP is a widely respected industry leader and will remain one of our biggest vendors," said Powell. "We have enjoyed a strong, long-term relationship with them, and this should not impact our partnership."

    Debt/Credit Facility

    The company previously announced it was planning to raise additional capital and has already initiated discussions with third parties. Daisytek's debt levels have risen over the past year primarily due to the investment of almost $40 million in ISA.
    "Several of our shareholders have indicated an interest or willingness to participate in a round of financing of common stock and/or convertible preferred stock designed to meet our capital-raising requirement. No later than next Monday, Daisytek intends to present a term sheet to its institutional shareholders for discussion purposes related to an offering to privately place a combination of securities in order to raise $20 million to $25 million," said Jack Kearney, executive vice president - corporate development and acting CFO. Statements included in this news release do not constitute an offer to sell, nor are they a solicitation of an offer or a recommendation to buy these securities in a private placement.
    "We are also diligently examining other alternatives. We have interviewed the investment banking teams of five firms regarding their recommendations to us to raise additional capital. Our conversations will be substantially finalized this week. We have discussed a range of alternatives with these firms, including privately placing common stock, convertible preferred stock, convertible subordinated debt, mezzanine debt, and senior subordinated debt. Some of these alternatives have a significantly different impact on the potential earnings per share dilution of the capital raising. We will evaluate these alternatives in light of the potential for EPS dilution, probability of success, and the estimated time to completion. As a result, we intend to use a combination of these firms and/or these financing alternatives to assist Daisytek International in raising the additional capital required under the bank covenant on or before May 15, 2003," said Kearney.

    Accounting Change and Q4 2003 Guidance

    "For fourth-quarter fiscal year 2003, Daisytek's consolidated revenues are projected to be $465 million to $475 million," said Kearney. "As we discussed in the earnings release on Feb. 12, Daisytek has adopted Emerging Issues Task Force (EITF) Issue No. 02-16, Accounting by a Customer (including a Reseller) for Certain Consideration Received from a Vendor, effective January 1, 2003. EITF Issue No. 02-16 affects Daisytek's accounting for certain vendor program funds, including rebates, cooperative advertising programs and marketing development funds. Because the new accounting policy only affects the timing of recognition of vendor consideration, we do not expect any impact on quarters beyond Q4 fiscal year 2003. We are currently assessing the appropriate methodology to adopt this new accounting guidance, but we currently expect the adoption to reduce earnings by $0.05 to $0.11 per diluted share in our fourth quarter. Excluding the impact of EITF Issue No. 02-16 on our fourth quarter results, diluted EPS is projected to be $0.06 to $0.07. This includes all costs, including costs to operate the two new distribution centers which in quarters prior to our launch of office products in January 2003 had been segregated as restructuring charges."

    Fiscal Year 2004 Guidance

    "As we exit the current fiscal year, we have implemented plans to control growth and sharpen our focus on profitable strategic businesses and customer relationships. Fiscal year 2004 will benefit from the operational infrastructure we have put in place to support our U.S. entry into office products and to support our ability to convert a greater percentage of our freight from air to more cost-efficient ground transportation. Results for fiscal year 2004 will also reflect our commitment to improve working capital and improve the profitability of existing businesses. We expect top-line improvements from our two growth strategies of selling office products and making continued improvements at ISA," said Kearney.
    "For fiscal year 2004, Daisytek's consolidated revenues are projected to be $1.9 to $2.0 billion. Our goal is to achieve, by the end of fiscal year 2004, an EBIT percentage of 3%, excluding ISA, and an EBIT percentage of 1.5% for the ISA business. We are targeting earnings of between $0.70 and $0.75 per share for fiscal year 2004."
    These estimates are the company's current targets, and are not predictions of actual performance. The company's actual performance may differ from its projections; therefore, the forward-looking information below must be read in conjunction with the business risks listed below as well as with those highlighted in Daisytek's 10-K for the fiscal year ended March 31, 2002.
    "Although it has been a challenging few quarters, we are excited about the focus and strategic direction of the company," Powell concluded.

    --  Daisytek is THE low-cost national distributor in the industry

    --  Daisytek is a leader both in U.S. and international markets

    --  Daisytek has an experienced management team

    --  Daisytek's book value per share is $9.57 (as of Dec. 31)

    --  Daisytek's tangible book value per share is $5.63 (as of Dec.
        31)

    -- Daisytek's price to earnings multiple is 3-4 times estimated fiscal year 2004 earnings, based on current share prices

    Daisytek will conduct a conference call today at 10:00 a.m. CST. Please dial 800-441-0022 by 9:50 a.m. and ask to be included. International callers should dial 801-303-7410. Two hours later, a recorded playback can be heard for 14 days at 402-220-1490 using access code 1046. Access to the live webcast is available at www.daisytek.com. NOTE: If you encounter telecommunications difficulties during the call, please redial the call-in number immediately.

    About Daisytek

    Daisytek International is a worldwide distributor of computer and office supplies, peripherals and professional tape media. In addition, it offers fee-based marketing, demand-generation and fulfillment services. Daisytek sells its products and services in North America, South America, Europe and Australia, distributing more than 25,000 products from about 500 manufacturers, including printer supplies, magnetic and data storage media, video and motion picture film. This news release and Daisytek's annual report are available at www.daisytek.com. The Web site is not part of this release. Daisytek is a registered trademark of Daisytek, Incorporated. All rights reserved.

    The matters discussed in this news release contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. You can identify these statements by the fact that they do not relate strictly to historical or current facts, but rather reflect our current expectations concerning future results and events. Forward-looking statements relating to such matters as our financial condition and operations, including forecasted information, are based on our management's current intent, belief or expectations regarding our industry or us. These forward-looking statements including forecasts are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. In addition, some forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

    Certain factors, including but not limited to, general economic conditions, industry trends, the loss of or inability to hire skilled personnel, the loss of key suppliers or customers, the loss or material decline in service of strategic product shipping relationships, customer demand, product availability, competition (including pricing and availability), risks inherent in acquiring, integrating and operating new businesses and investments, concentrations of credit risk, distribution efficiencies, capacity constraints, technological difficulties (including equipment failure or a breach of our security measures), the volatility of our common stock, economic and political uncertainties arising as a result of terrorist attacks, seasonality, exchange rate fluctuations, foreign currency devaluations, economic and political uncertainties in international markets, potential obligations under operating lease commitments of our former subsidiary PFSweb and the regulatory and trade environment (both domestic and foreign) could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. There may be additional risks that we do not currently view as material or that are not presently known.

    Other factors that could affect Daisytek are set forth in Daisytek's 10-K for the fiscal year ended March 31, 2002.

    CONTACT: Daisytek International, Allen
             Barbara Benson, 972/881-4700
             or
             Carol Reed Associates
             Becky Mayad, 214/352-1881
             Mobile: 214/697-7745
             bmayad@sbcglobal.net

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       DAISYTEK INTERNATIONAL CORPORATION


                       By: /s/ JOHN D. KEARNEY, SR.
                          ------------------------------------------
                            John D. Kearney, Sr.
                            Executive Vice President- Corporate Development Acting Chief Financial Officer

Dated:  February 27, 2003

                                Index to Exhibits


           Exhibit
           Number              Description
           -------             -----------

           99.1                Press Release dated February 27, 2003.